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                                                                     EXHIBIT 4.6

                              CCA Holdings Corp.
                       c/o Charter Communications, Inc.
                      12444 Powerscourt Drive, Suite 400
                          St. Louis, Missouri  63131

                                                               November 15, 1996

HC Crown Corp.
c/o Hallmark Cards, Incorporated
2501 McGee Trafficway
Kansas City, Missouri  64108
Attention: General Counsel

Ladies and Gentlemen:

          Reference is made to that certain Amended and Restated Senior Subordinated Loan Agreement between CCA Holdings Corp., a Delaware corporation ("CCA"), and HC Crown Corp., a Delaware corporation ("HC Crown"), originally dated as of January 18, 1995 (the "Original Agreement"), and amended and restated as of November 15, 1996 (the "Agreement"). This letter hereby further describes the rights and duties of the parties to the Agreement as set forth below. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

          CCA has prepared, at the request and with the cooperation of HC Crown, a private placement offering memorandum (the "Offering Memorandum"), dated November 18, 1996, pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), for the sale of the Notes held by HC Crown. Pursuant to Section 4.02(b) of the Original Agreement, HC Crown was entitled to two demand registrations of the Notes. The registration described below will fulfill one such demand registration obligation, with the remaining demand registration being that described in Section 4.02(b) of the Agreement. The demand registration right described below is in addition to the demand registration right described in Section 4.02(b) of the Agreement.

          The parties hereby agree as follows:

          1. At HC Crown's request, CCA shall (a) comply with HC Crown's request to file a registration statement (the "Exchange Offer Registration Statement") under the Securities Act with respect to an offer to exchange the Notes sold pursuant to the Offering Memorandum (the "Exchange Offer") for senior subordinated notes of CCA, with substantially

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               identical terms to the Notes (the "Exchange Notes") (except that the Exchange Notes will not contain terms with respect to transfer restrictions under applicable securities laws), (b) use its best efforts to effect the registration of the Exchange Notes in connection with the Exchange Offer pursuant to the Securities Act and (c) otherwise take all such further actions related to the Exchange Offer described in the Section of the draft preliminary Offering Memorandum, a copy of which is attached hereto as Exhibit A (the "Preliminary Offering Memorandum"), entitled "Exchange Offer; Registration Rights" to be taken by it;

          2. In the event that applicable interpretations of the staff of the Securities and Exchange Commission do not permit CCA to effect such an Exchange Offer, then, if HC Crown requests, CCA shall, subject to the provisions of paragraph 4 hereof, file a shelf registration statement covering resales of the Notes (a "Shelf Registration Statement"), use reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act and use reasonable best efforts to keep effective such Shelf Registration Statement for nine (9) months;

          3. The Exchange Offer Registration Statement, or Shelf Registration Statement which is filed because CCA is not permitted to effect the Exchange Offer (as described in Section 2 of this letter), shall fulfill one demand registration right under the Original Agreement and shall be in addition to the demand registration right provided for by Section 4.02(b) of the Agreement and by the Indenture (as defined in the Preliminary Offering Memorandum); and

          4. All expenses incident to CCA's performance of or compliance with the registration provisions of this letter agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and

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               disbursements of counsel for CCA and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by CCA (all such expenses being herein called "Registration Expenses"), are to be borne by HC Crown in connection with the Exchange Offer, except that CCA will, in any event, pay its internal expenses, including, without limitation all salaries of its officers and employees performing legal or accounting duties) and the expenses of any annual audit; provided that CCA will be required to pay the fees and expenses of any trustee appointed in connection with the registration of the Notes.

          If the foregoing reflects your understanding of the matters set forth herein, please indicate your acceptance by signing below.


                                             Very truly yours,

                                             CCA HOLDINGS CORP.


                                             By: /s/ Kent Kalkwarf
                                                ------------------------
                                                  Name:  Kent Kalkwarf
                                                  Title: Senior Vice President

Accepted and agreed as of
the date first above written

HC CROWN CORP.


By: /s/ Dwight Arn
   ------------------------
     Name:  Dwight Arn
     Title: Vice President
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